SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 9, 2004

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2004, Commonwealth Biotechnologies, Inc. closed a loan with Branch Bank and Trust Company of Virginia in the principal amount of $3,900,000.00. The proceeds of the loan were used to fund the redemption price of the Bonds (as defined below) on November 15, 2004. The term of the loan is five years with an interest rate of Prime subject to a floor of 5.00% and a ceiling of 9.50%. The loan provides for monthly payments of accrued interest and a monthly payment of principal in the amount of $25,347.33, with a balloon payment of outstanding principal and unpaid and accrued interest on November 10, 2009. The loan is secured by a first lien upon CBI’s headquarters facility located in Richmond, Virginia.

ITEM	1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 15, 2004, Commonwealth Biotechnologies, Inc. caused SunTrust Bank, as Trustee (the “Trustee”), to optionally redeem, in full, two series of Industrial Development Revenue Bonds, (the “Bonds”), the proceeds of which were used to finance construction of CBI’s physical plant. A copy of the press release announcing such redemption is attached as an exhibit hereto. On November 12, 2004, Commonwealth Biotechnologies, Inc. (“CBI”) deposited $3,376,158.12 with the Trustee, having previously given the Trustee conditional instructions to redeem the Bonds on November 15, 2004. The Bonds were issued on March 24, 1998 in the original aggregate principal amount of $4,000,000 by the Virginia Small Business Financing Authority (the “Authority”) pursuant to an Indenture of Trust dated as of March 15, 1998 between the Authority and the Trustee (the “Indenture”). CBI borrowed the proceeds of the Bonds, and agreed to make payments to the Trustee in amounts sufficient to repay the principal of and interest on the Bonds, all pursuant to a Loan Agreement dated as of March 15, 1998 between CBI and the Authority (the “Loan Agreement”). Covenants contained in the Loan Agreement impose numerous restrictions on CBI, including limitations on the amount of additional indebtedness that may be incurred by CBI and the degree to which CBI may pledge its assets to secure such indebtedness. Full redemption of the Bonds will cause the Indenture and the Loan Agreement to be cancelled, discharged and terminated, and CBI will no longer be subject to the restrictions set forth in the Loan Agreement. The redemption price of the Bonds ($3,376,158.12) includes amounts necessary to pay the Trustee its reasonable expenses and a 6% redemption premium.

ITEM	9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	On November 15, 2004, Commonwealth Biotechnologies, Inc. issued a press release relating to the execution of a new mortgage for its facility and the subsequent retirement of its Industrial Revenue Bonds. A copy of the press release is attached as an exhibit hereto.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: November 15, 2004

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	On November 15, 2004, Commonwealth Biotechnologies, Inc. issued a press release relating to the execution of a new mortgage for its facility and the subsequent retirement of its Industrial Revenue Bonds. A copy of the press release is attached as an exhibit hereto.

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